Parker Drilling Reports 2019 Second Quarter Results
HOUSTON, August 5, 2019 - Parker Drilling Company (NYSE: PKD) today announced results for the second quarter ended June 30, 2019, which included a net income of $4.6 million, or diluted earnings of $0.31 per share on revenues of $156.0 million. Second quarter Adjusted EBITDA was $37.8 million (1).
Gary Rich, the Company’s President and CEO, said, “Our second quarter results, as demonstrated by our positive net income and strong Adjusted EBITDA, is a testament to our strong operational execution, ability to capture additional opportunities and improved balance sheet.
“In our rental tools business, our International rentals segment benefited from whipstock sales and continued demand for tubular running services, in particular our proprietary casing running tool. Our U.S. rental tools segment performed admirably in the second quarter in spite of the U.S. land rig count continuing to decline. Despite this softness, the U.S. offshore market continues to show modest signs of strength, and we are confident in our ability to perform well in both the U.S. land and offshore markets this year.
“In our drilling services business, our ongoing shift to more capital efficient and increasingly profitable operating activities supported the second quarter results. We also benefited from ongoing O&M activities and improving rig utilization, in both our U.S. (lower 48) drilling and International and Alaska drilling segments, as rigs returned to service in the inland barge and Mexico markets.
“Despite current market softness in the U.S., our diversified global exposure, ability to adjust capex spending, and improved capital structure provide us the ability to execute on profitable projects and deliver solid returns.”

Second Quarter Review
Revenues were $156.0 million and $157.4 million for the second and first quarter, respectively. Operating gross margin, excluding depreciation and amortization expense (gross margin) was $43.4 million and $36.5 million for the second and first quarter, respectively.
Rental Tools Services
For the Company’s rental tools services business, which is comprised of the U.S. rental tools and international rental tools segments, revenues were $75.1 million and $73.7 million for the second and first quarter, respectively. Gross margin was $30.6 million and $29.5 million for the second and first quarter, respectively. Gross margin as a percentage of revenues was 40.8 percent and 40.1 percent for the second and first quarter, respectively.
U.S. Rental Tools
U.S. rental tools segment revenues were $52.9 million and $52.6 million for the second and first quarter, respectively. Gross margin was $27.7 million and $29.0 million for the second and first quarter, respectively. Our second quarter revenues were primarily driven by customer activity in U.S. land and offshore shelf rentals.
International Rental Tools
International rental tools segment revenues were $22.2 million and $21.1 million for the second and first quarter, respectively. Gross margin was $2.9 million and $0.5 million for the second and first quarter, respectively. Our second quarter revenues were primarily driven by well construction, well intervention services and surface and tubular services.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See the reconciliation and table of net income/(loss) to EBITDA and Adjusted EBITDA later in this release for more information on non-GAAP financial measures.

Drilling Services
For the Company’s drilling services business, which is comprised of the U.S. (lower 48) drilling and International & Alaska drilling segments, revenues were $80.9 million and $83.7 million for the second and first quarter, respectively. Gross margin was $12.8 million and $7.0 million for the second and first quarter, respectively. Gross margin as a percentage of revenues was 15.8 percent, and 8.3 percent for the second and first quarter, respectively.
U.S. (Lower 48) Drilling
U.S. (lower 48) drilling segment revenues were $12.5 million and $6.6 million for the second and first quarter, respectively. Gross margin was $2.6 million for the second quarter and a loss of $0.7 million for the first quarter. Our second quarter revenues were primarily driven by our inland barge rig fleet and operations and management (“O&M”) revenue.
International & Alaska Drilling
International & Alaska drilling segment revenues were $68.5 million and $77.1 million for the second and first quarter, respectively. Gross margin were $10.2 million and $7.7 million for the second and first quarter, respectively. Our second quarter revenues were primarily driven by O&M revenue and revenue from Company-owned rigs in Sakhalin Island, Russia, Mexico and the Kurdistan region of Iraq.
Consolidated
General and administrative expense was $5.6 million for the 2019 second quarter. Total liquidity at the end of the quarter, exclusive of $2.0 million restricted cash, was $163.9 million, consisting of $139.1 million in unrestricted cash and cash equivalents and $24.8 million available under the Company’s credit facility.
Capital expenditures in the second quarter were $25.1 million, primarily related to the Company’s Rentals Tools Services business.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Tuesday, August 6, 2019, to review second quarter results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling Second Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company’s website. A replay of the call can be accessed on the Company’s website for 12 months and will be available by telephone through August 13, 2019 at (+1) (201) 612-7415, conference ID 13692051#.
Cautionary Statement
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements contained in this Form 10-Q, other than statements of historical facts, are forward-looking statements for purposes of these provisions. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “plan,” “seek,” “forecast,” “target,” “will,” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments, and other factors we believe are relevant. Although we believe our assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside our control. Each forward-looking statement speaks only as of the date of this Form 10-Q, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You should be aware that certain events could have a material adverse effect on our business, results of operations, financial condition, and cash flows. For more information about such events, see “Risk Factors” described in Item 1A. of the Company’s Annual Report filed on Form 10-K, and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, along with additional risk factors described from time to time in our SEC filings.

This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

Contact: Nick Henley, Director, Investor Relations, (+1) (281) 406-2082, nick.henley@parkerdrilling.com.

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in Thousands)

	Successor	Predecessor
	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$139,099	$48,602
Restricted cash	2,024	10,389
Accounts and notes receivable, net of allowance for bad debts	162,718	136,437
Rig materials and supplies	19,360	36,245
Other current assets	25,234	35,231
Total current assets	348,435	266,904
Property, plant and equipment, net of accumulated depreciation	304,978	534,371
Intangible assets, net	16,558	4,821
Deferred income taxes	4,618	2,143
Other non-current assets	33,322	20,175
Total assets	$707,911	$828,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debtor in possession financing	$—	$10,000
Accounts payable and accrued liabilities	121,245	75,063
Accrued income taxes	5,021	3,385
Total current liabilities	126,266	88,448
Long-term debt	211,132	—
Other long-term liabilities	16,801	11,544
Long-term deferred tax liability	4,554	510
Commitments and contingencies
Total liabilities not subject to compromise	358,753	100,502
Liabilities subject to compromise	—	600,996
Total liabilities	358,753	701,498
Stockholders' equity:
Predecessor preferred stock	—	500
Predecessor common stock	—	1,398
Predecessor capital in excess of par value	—	766,347
Predecessor accumulated other comprehensive income (loss)	—	(6,879)
Successor common stock	150	—
Successor capital in excess of par value	344,519	—
Successor accumulated other comprehensive income (loss)	(152)	—
Retained earnings (accumulated deficit)	4,641	(634,450)
Total stockholders’ equity	349,158	126,916
Total liabilities and stockholders’ equity	$707,911	$828,414

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,	Three Months Ended March 31,
	2019	2018	2019
Revenues	$156,031	$118,603	$157,397
Expenses:
Operating expenses	112,649	91,634	120,871
Depreciation and amortization	20,391	27,136	25,102
	133,040	118,770	145,973
Total operating gross margin (loss)	22,991	(167)	11,424
General and administrative expense	(5,610)	(8,288)	(8,147)
Gain (loss) on disposition of assets, net	(53)	(478)	384
Reorganization items	(962)	—	(92,977)
Total operating income (loss)	16,366	(8,933)	(89,316)
Other income (expense):
Interest expense	(7,663)	(11,197)	(274)
Interest income	374	30	8
Other	(644)	(1,191)	(10)
Total other income (expense)	(7,933)	(12,358)	(276)
Income (loss) before income taxes	8,433	(21,291)	(89,592)
Income tax expense	3,792	1,586	656
Net income (loss)	4,641	(22,877)	(90,248)
Less: Predecessor preferred stock dividend	—	907	—
Net income (loss) available to common stockholders	$4,641	$(23,784)	$(90,248)
Basic earnings (loss) per common share:	$0.31	$(2.56)	$(9.63)
Diluted earnings (loss) per common share:	$0.31	$(2.56)	$(9.63)
Number of common shares used in computing earnings per share:
Basic	15,044,739	9,292,224	9,368,322
Diluted	15,044,739	9,292,224	9,368,322

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended March 31,	Six Months Ended June 30,
	2019	2019	2018
Revenues	$156,031	$157,397	$228,278
Expenses:
Operating expenses	112,649	120,871	183,168
Depreciation and amortization	20,391	25,102	55,685
	133,040	145,973	238,853
Total operating gross margin (loss)	22,991	11,424	(10,575)

General and administrative expense	(5,610)	(8,147)	(14,489)
Gain (loss) on disposition of assets, net	(53)	384	(135)
Reorganization items	(962)	(92,977)	—
Total operating income (loss)	16,366	(89,316)	(25,199)
Other income (expense):
Interest expense	(7,663)	(274)	(22,437)
Interest income	374	8	53
Other	(644)	(10)	(900)
Total other income (expense)	(7,933)	(276)	(23,284)
Income (loss) before income taxes	8,433	(89,592)	(48,483)
Income tax expense	3,792	656	3,190
Net income (loss)	4,641	(90,248)	(51,673)
Less: Predecessor preferred stock dividend	—	—	1,813
Net income (loss) available to common stockholders	$4,641	$(90,248)	$(53,486)
Basic earnings (loss) per common share:	$0.31	$(9.63)	$(5.77)
Diluted earnings (loss) per common share:	$0.31	$(9.63)	$(5.77)
Number of common shares used in computing earnings per share:
Basic	15,044,739	9,368,322	9,271,759
Diluted	15,044,739	9,368,322	9,271,759

PARKER DRILLING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,	Three Months Ended March 31,
	2019	2018	2019
Revenues:
U.S. rental tools	$52,936	$42,083	$52,595
International rental tools	22,155	19,935	21,109
Total rental tools services	75,091	62,018	73,704
U.S. (lower 48) drilling	12,479	3,283	6,627
International and Alaska drilling	68,461	53,302	77,066
Total drilling services	80,940	56,585	83,693
Total revenues	156,031	118,603	157,397

Operating expenses:
U.S. rental tools	25,267	19,326	23,591
International rental tools	19,224	19,344	20,575
Total rental tools services	44,491	38,670	44,166
U.S. (lower 48) drilling	9,923	4,686	7,327
International and Alaska drilling	58,235	48,278	69,378
Total drilling services	68,158	52,964	76,705
Total operating expenses	112,649	91,634	120,871

Operating gross margin (loss), excluding depreciation and amortization:
U.S. rental tools	27,669	22,757	29,004
International rental tools	2,931	591	534
Total rental tools services	30,600	23,348	29,538
U.S. (lower 48) drilling	2,556	(1,403)	(700)
International and Alaska drilling	10,226	5,024	7,688
Total drilling services	12,782	3,621	6,988
Total operating gross margin (loss), excluding depreciation and amortization	43,382	26,969	36,526
Depreciation and amortization	(20,391)	(27,136)	(25,102)
Total operating gross margin (loss)	$22,991	$(167)	$11,424

PARKER DRILLING COMPANY AND SUBSIDIARIES
ADJUSTED EBITDA
(Dollars in Thousands)
(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Net income (loss) available to common stockholders	$4,641	$(90,248)	$(43,073)	$(71,857)	$(23,784)
Interest expense	7,663	274	8,778	11,350	11,197
Income tax expense	3,792	656	2,235	2,371	1,586
Depreciation and amortization	20,391	25,102	24,340	27,520	27,136
Predecessor preferred stock dividend	—	—	—	906	907
EBITDA	36,487	(64,216)	(7,720)	(29,710)	17,042
Adjustments:
Loss on impairment	—	—	6,708	43,990	—
(Gain) loss on disposition of assets, net	53	(384)	1,598	(9)	478
Pre-petition restructuring charges (1)	—	—	11,411	7,724	2,685
Reorganization items	962	92,977	9,789	—	—
Interest income	(374)	(8)	(15)	(23)	(30)
Other	644	10	414	709	1,191
Adjusted EBITDA (1) (2)	$37,772	$28,379	$22,185	$22,681	$21,366

(1)	Pre-petition restructuring charges have been allocated to the respective period in which the expense was incurred. Accordingly adjusted EBITDA will differ from what was reported previously.

(2)
We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors, and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

PARKER DRILLING COMPANY AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EARNINGS PER SHARE
(Dollars in Thousands, except Per Share)
(Unaudited)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,	Three Months Ended March 31,
	2019	2018	2019
Net income (loss) available to common stockholders	$4,641	$(23,784)	$(90,248)
Diluted earnings (loss) per common share	$0.31	$(2.56)	$(9.63)

Adjustments:	—	—	—
Net adjustments	—	—	—

Adjusted net income (loss) available to common stockholders (1)	$4,641	$(23,784)	$(90,248)
Adjusted diluted earnings (loss) per common share (1)	$0.31	$(2.56)	$(9.63)

(1)
We believe Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net income (loss) available to common stockholders and Diluted earnings (loss) per common share to be items outside of the Company’s normal operating results. Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net income (loss) available to common stockholders or Diluted earnings (loss) per common share.